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                                Gulfstream
                                 Aerospace

                  GULFSTREAM IV AIRCRAFT PURCHASE AGREEMENT
                                  AND
             AMENDMENT TO OUTFITTED GULFSTREAM V SALES AGREEMENT



THIS AGREEMENT made and entered into this _______ day of August, 1997 by and between

SELLER:
Please include:                 MR. ALLEN E. PAULSON
Street & Mailing                6001 CLUBHOUSE DRIVE
Address, City, State,           RANCHO SANTA FE, CA 92067
Zip Code and Country:

and GULFSTREAM:
Please include:                 GULFSTREAM AEROSPACE CORPORATION
Street & Mailing                500 GULFSTREAM ROAD
Address, City, State,           SAVANNAH, GA 31408
Zip Code and Country:

WHEREAS, SELLER owns the following described Aircraft:

  Manufacturer, Model:          GIV
  Airframe Serial Number:       1042
  Aircraft Registration Number: TBD

With the following attached engines together with the equipment items listed in Attachment A together referred to as the "Aircraft":

  Manufacturer, Model:          ROLLS-ROYCE TAY MK611-8
  Engine Serial Numbers:        LEFT:  16189, RIGHT:  16190


NOW, THEREFORE, in consideration of the mutual covenants and representations herein contained, and other good and valuable consideration, the parties hereby agree as follows:

ARTICLE 1      SUBJECT MATTER OF SALE

Equipment
The items listed in Attachment A, "Equipment Items" will be delivered with the Aircraft at the Delivery Time, in a condition consistent with the representations stated therein.

ARTICLE II     DELIVERY

A.   Tender and Condition of Aircraft for Delivery
SELLER shall tender the Aircraft to GULFSTREAM in Savannah Georgia, or a mutually agreed upon location, on or about August 15, 1997 (the "Scheduled Delivery Date"), in the following condition:

(1) The Aircraft shall be fully serviceable and in an airworthy condition in accordance with the Federal Aviation Administration ("FAA") Part 135 Regulations for Civil Aircraft, normal wear and tear excepted.

(2) All Aircraft systems shall be fully functional and operational as required by the Airframe or Engine manufacturers maintenance manuals.

(3) The Aircraft must be delivered with a current FAA Standard Certificate of Airworthiness.

(4) The Aircraft maintenance shall be current and in complete compliance with GULFSTREAM's recommended maintenance schedule for such aircraft model which will include but may not be limited to:

   (a) Airframe, Engine, and APU component overhaul periods shall be complied with. Any replacement items will have been completely overhauled and at zero time when installed, with complete and accurate supporting technical documentation, such as log book entries and serviceable tags that verify the component(s) origin and its condition at installation.

   (b) All Airframe, Engine, APU and Accessory FAA Airworthiness
       Directives applicable to the Aircraft shall be incorporated prior to the Delivery Time.

   (c) All Airframe, Engine, APU, and Component Mandatory Service
       Bulletins or "Active" Customer Bulletins applicable to the Aircraft shall be embodied prior to the Delivery Time.

(5) The Aircraft's Weight and Balance Schedule shall be current and represent the Aircraft's configuration at the Delivery Time.

(6) The Aircraft will have no known corrosion and will have suffered no structural damage that requires an entry to be placed within the Aircraft's maintenance records.

(7) The Aircraft will not have incurred any reduction to either its specified fatigue life or routine maintenance inspections as determined by the Engineering Department of GULFSTREAM.

(8) CMP must be paid in full, current, and assignable at no cost to GULFSTREAM.

(9) All applicable maintenance engine maintenance service plans including but not limited to, Power by the Hour, MSP, and JSS must be paid in full, current, and assignable at no cost to GULFSTREAM.

(10) All airframe, engine, APU, component, and associated equipment maintenance records and manuals shall be surrendered by SELLER to GULFSTREAM which shall include but not be limited to:

     (a) Log books, work cards NDT radiographs, computerized maintenance history and any engineering instructions issued by the Aircraft manufactuer's Engineering Department.

     (b)  Component serviceability tags or Certificates of Conformity

     (c) Copies of FAA approved STC's, 337 alteration forms, and interior burn certifications.

     (d) All manuals conveyed to GULFSTREAM which are subject to periodic revision shall be fully up to date and current to the latest revision standard.

(11) Prior to the Tender of the Aircraft SELLER shall allow GULFSTREAM access to the Aircraft and its records to perform a preliminary assessment. SELLER will also supply GULFSTREAM an inventory list of all loose equipment, tools, manuals, log books and any other associated Aircraft records or documentation which will be conveyed to GULFSTREAM at delivery.

B.   Inspection of Aircraft and Correction of Discrepancies
Prior to acceptance by GULFSTREAM, the Aircraft shall be subject to the following inspections by GULFSTREAM and at GULFSTREAM's expense:

(1) A flight test by GULFSTREAM (or approved Designee) of at least three hours duration.

(2) A ground inspection and records review in accordance with GULFSTREAM's procedures.

(3) Any routine maintenance that GULFSTREAM considers necessary which may not be due but could result in the discovery of discrepant conditions.

If the Aircraft does not conform to the specifications in Article I, or does not meet the standards and conditions as set forth in Article II, Section A, or has discrepancies discovered by the inspection and flight test, then GULFSTREAM shall not be obligated to accept the Aircraft unless SELLER corrects, at its expense, any discrepancies disclosed by such flight test and ground inspection. Upon the correction of the discrepancies as verified by follow-on inspections or flight tests, if any, GULFSTREAM shall accept the Aircraft.

C.   Failure of SELLER to Correct Discrepancies
If SELLER does not correct the discrepancies disclosed by GULFSTREAM's inspection to the satisfaction of GULFSTREAM, this Agreement shall be terminated, and, if applicable, title transferred back to SELLER, and neither Party shall have any obligation to the other or liability resulting from this Agreement.

D.   Delivery Time
When the Aircraft is tendered to GULFSTREAM in the condition required of it by Article II Section (A) with an FAA Standard Airworthiness Certificate and upon correction of any discrepancies identified under Section B of this
Article II to GULFSTREAM's satisfaction, this shall be referred to herein as the "Delivery Time."

E.   GULFSTREAM's Acceptance
At the Delivery Time:

(i) the parties shall execute a Memorandum of Delivery, identified as "Attachment B," attached hereto,

(ii) GULFSTREAM shall pay to SELLER the Purchase Price for the Aircraft as set forth in Article III A and B,

(iv) the parties shall execute a Warranty Bill of Sale, identified as "Attachment C," attached hereto, and

(iii) SELLER shall cause an FAA Bill of Sale to be filed with the FAA Aircraft Registry.

This exchange of documents and payment of the Purchase Price shall constitute acceptance of the Aircraft by GULFSTREAM. Upon GULFSTREAM's acceptance, title to the Aircraft shall pass from SELLER to GULFSTREAM and all risk of loss or damage to the Aircraft shall thereafter be borne by GULFSTREAM.

ARTICLE III    AIRCRAFT PURCHASE PRICE

A.   Purchase Price
The Purchase Price for the Aircraft shall be: TWENTY-ONE MILLION U.S. DOLLARS ($21,000,000.00), subject to GULFSTREAM's receipt and written acceptance of an Attachment A for this Agreement.

B.   Form of Payment
The Purchase Price shall be paid by GULFSTREAM at the Delivery Time by wire transfer to a bank specified by SELLER .

ARTICLE IV     TECHNICAL DATA

Prior to execution of this Agreement, SELLER shall furnish a complete and accurate Aircraft Specification Sheet which will include the interior floor plan of the Aircraft. The Aircraft Specification information supplied by SELLER as Attachment A to the Agreement determines the Purchase Price of the Aircraft as shown in Article III, Section A above.

ARTICLE V      WARRANTIES

A.   Title
SELLER warrants that it has clear and indefeasible title to the Aircraft, the right to transfer the Aircraft to GULFSTREAM, and that the Aircraft is free and clear of all liens, charges, and encumbrances and claims. If the SELLER cannot produce clear and indefeasible title to GULFSTREAM at the Delivery Time then this Agreement shall be terminated. In addition, SELLER warrants that it has no knowledge of any undisclosed defects in the Aircraft.

B.   Assignment of Other Warranties
In the event any warranties remain in effect with respect to the Aircraft, SELLER shall assign them to GULFSTREAM without recourse to SELLER to the extent such warranties are assignable by SELLER .

C.   Disclaimer of Other Warranties
ALL WARRANTIES WHETHER EXPRESS, IMPLIED, OR STATUTORY, SUCH AS WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OF PURPOSE ARE HEREBY EXCLUDED AND DISCLAIMED EXCEPT ONLY FOR THE WARRANTY OF GOOD TITLE PROVIDED UNDER THIS ARTICLE V WHICH WARRANTY COMPRISES SELLER'S EXCLUSIVE AND ENTIRE RESPONSIBILITY WITH RESPECT TO THE AIRCRAFT OR ANY FAILURE OR DEFECT THEREIN, TO THE EXCLUSION OF ALL LIABILITY IN TORT (WHETHER FOR NEGLIGENCE OR OTHERWISE) OR IN CONTRACT, INCLUDING WITHOUT LIMITATION, ANY LIABILITY OF SELLER WITH RESPECT TO INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF USE.

ARTICLE VI     MISCELLANEOUS

A.   Taxes

(1)  State Sales Taxes
GULFSTREAM indemnifies and holds SELLER harmless from the payment of or assessment of any sales tax, related penalties, and attorney's fees which results from the application of the provisions of the Georgia Sales Tax or any other similar state sales tax law to the transaction contemplated herein, at the place and time of delivery of the Aircraft; provided however, that GULFSTREAM shall receive timely notice of any proposed assessment and shall have the opportunity at its option and expense to contest the collection of such sales taxes. At Delivery Time, GULFSTREAM shall provide SELLER a valid certificate of exemption as a dealer under Georgia Sales Tax Law, if the Aircraft is delivered in the state of Georgia.

(2)  Other Taxes
SELLER indemnifies and holds GULFSTREAM harmless from the payment or assessment of any other tax applicable to the sale and normally imposed upon SELLER, related penalties and attorney's fees, including all duties, imposts, tariffs, or other similar levies applicable to the sale of the Aircraft or to the use, ownership, or transportation of the Aircraft before the Delivery Time; provided however, that SELLER shall receive timely notice of any proposed assessment and shall have the opportunity at its option and expense to contest the collection of such taxes.

B.   Notice
Any notice given under this Agreement shall be sent by registered mail, certified mail, or facsimile to the recipient Party at the address shown on page one. A notice shall be deemed given when received. For purposes of this agreement, any notice sent to GULFSTREAM shall be sent to Vice President, Pre-Owned Aircraft, 500 Gulfstream Road, Savannah GA 31408. Telephone 912-965-3118, facsimile 912-965-3986.

C.   Assignment
This Agreement shall inure to the benefit of and be binding upon the Parties, their successors and assigns, provided however, that GULFSTREAM shall have right of assignment prior to the Delivery Time.

D.   Scope of Agreement
The terms and conditions contained in this Agreement constitute the entire Agreement between the parties with respect to the purchase and sale of the Aircraft and shall supersede all communications, representations, or agreements, either oral or written, between the Parties.

E.   Modification of Agreement
This Agreement may not be changed or modified except by an instrument in writing executed subsequent to the date hereof by authorized representatives of both parties.

F.   Section Headings
Section headings used herein are merely descriptive and used for convenience only. No amplification or limitation of language contained in a particular section shall be implied from the section heading thereof.

G.   Governing Law
This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia.

H.   Arbitration
Any controversy or claim between the parties arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in Savannah, Georgia by three (3) arbitrators under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and administered by the AAA. Each party shall appoint one (1) arbitrator. The two (2) arbitrators thus appointed shall choose the third arbitrator, who shall act as chairman. If within thirty (30) days after the receipt of a party's notification of the appointment of its arbitrator the other party has not notified the first party of the arbitrator he has appointed, the first party may request the AAA to appoint the second arbitrator. If within thirty (30) days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of the third arbitrator, either party may request the AAA to appoint the third arbitrator from the panel of the AAA pursuant to the Rule 15 of the Commercial Arbitration Rules of the AAA. Any award issued under this Section shall be entitled to enforcement in any court having jurisdiction.

I.   Counterparts
This Agreement may be executed in counterparts, each of which when executed, shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same agreement.

ARTICLE VII    AMENDMENT TO OUTFITTED
               GULFSTREAM V SALES AGREEMENT

The parties hereby agree to amend Addendum I Terms of the Outfitted Gulfstream V Sales Agreement, as follows:

A.  Section 2.3(B) is amended by deleting the last sentence thereof.

B.  Sections 8 and 12 are deleted.


     IN WITNESS WHEREOF, the Parties have caused this GULFSTREAM IV Aircraft Purchase Agreement and Amendment to Outfitted Gulfstream V Sales Agreement to be signed by their duly authorized representatives on the date first written above.


GULFSTREAM AEROSPACE CORPORATION        MR. ALLEN E. PAULSON


BY: /s/Mike Ellis                       BY: /s/Allen E. Paulson
    -------------------------------         --------------------------

TITLE:  V.P. Pre-Owned Sales            TITLE: Owner
       ----------------------------            -----------------------

DATE: July 31, 1997                     DATE:  Aug. 1, 1997
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